This Pricing Supplement, filed
                                    pursuant to Rule 424(b)(2), relates to
                                    Registration Statement No. 33-58139
                                    and to each Prospectus dated 3/11/96
                                    and to each Prospectus Supplement
                                    dated 3/11/96

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
MARCH 11, 1996 TO PROSPECTUS DATED MARCH 11, 1996


Pricing Supplement  94


Dated:  03/20/96


                          Sears Roebuck Acceptance Corp.


                           Medium-Term Notes Series I
                                  (Fixed Rate)


            Due at least 9 Months from Date of Issue
       Interest payable each May 15 and November 15 and at Maturity


Principal Amount of Note:                    $50,000,000


Settlement Date (Original Issue Date):       03/25/96


Maturity Date:                               03/25/99


Interest Rate Per Annum:                     6.22%


Specified Currency:                          US $

                                   (If Other than U.S. Dollars, see attached)

Redemption Commencement Date:                NOT APPLICABLE


Form of Purchased Notes:                      DTC


Redemption Price:  If a Redemption Commencement Date is specified above,
the Redemption Price shall be     -     of the principal amount to be
redeemed and shall decline at each anniversary of the Redemption
Commencement Date by     -      of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.